Exhibit 99.1

BROCADE CONTACTS
Public Relations Ed Graczyk Tel: 408-333-1836 egraczyk@brocade.com	Investor Relations Michael Iburg Tel: 408-333-0233 miburg@brocade.com
Brocade Reports Fourth Quarter and Fiscal 2016 Earnings

SAN JOSE, Calif., November 21, 2016 — Brocade® (NASDAQ: BRCD) today reported financial results for its fourth quarter and full fiscal year 2016 ended October 29, 2016. Brocade reported fourth quarter revenue of $657 million, an increase of 12% year-over-year and 11% quarter-over-quarter. Revenue for fiscal year 2016 was $2,346 million, up 4% year-over-year. GAAP diluted earnings per share (EPS) was $0.16 for the fourth quarter and $0.51 for fiscal year 2016, down 19% and down 35% year-over-year, respectively. Non-GAAP diluted EPS was $0.33 for the fourth quarter and $1.04 for fiscal year 2016, up 27% and up 3% year-over-year, respectively.
“Fiscal 2016 was a year of significant accomplishment,” said Lloyd Carney, CEO. “We delivered record revenue and expanded our market reach to address critical requirements at the network edge through our acquisition of Ruckus Wireless. In addition, we provided our customers with significant innovations across our product portfolio, including Gen 6 Fibre Channel, data center automation, Ruckus Cloud Wi-Fi, and next-generation data center routing. With a range of new IP Networking solutions expected to launch in the first quarter of fiscal 2017, we continue to advance our roadmap and help our customers transform their networks for digital business.”
Quarterly Key Financial Metrics: (1)

	Q4 2016		Q3 2016		Q4 2015		Q4 2016 vs. Q3 2016	Q4 2016 vs. Q4 2015
Revenue	$657	M	$591	M	$589	M	11%	12%
GAAP EPS—diluted	$0.16		$0.02		$0.20		575%	(19%)
Non-GAAP EPS—diluted	$0.33		$0.21		$0.26		54%	27%
GAAP gross margin	63.9%		60.4%		67.0%		3.5 pts	(3.1) pts
Non-GAAP gross margin	68.2%		66.5%		67.9%		1.7 pts	0.3 pts
GAAP operating margin	12.6%		3.5%		20.2%		9.1 pts	(7.6) pts
Non-GAAP operating margin	24.4%		19.5%		25.0%		4.9 pts	(0.6) pts
(1) Full fiscal year financial metrics are detailed in the financial statements and schedules presented below.
Please see important note of explanation about the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.
Highlights:

•
Revenue for both the fourth quarter and the full fiscal year was positively impacted by $14.4 million, or 2.2% and 0.6%, respectively, due to a change in channel revenue recognition methodology implemented in the fourth quarter as described under “Financial Highlights and Additional Financial Information” below.

•
Q4 2016 SAN product revenue was $303 million, down 7% year-over-year and up 8% quarter-over-quarter. The Q4 year-over-year revenue decline was due to an 18% decrease in director sales and a 13% decrease in embedded switch sales, partially offset by a 7% increase in fixed-configuration switch sales. For fiscal year 2016, SAN product revenue was $1,229 million, down 6% year-over-year, primarily due to certain partner business transitions and a challenging storage spending environment, leading to lower director and embedded switch sales.

•
Q4 2016 IP Networking product revenue was $256 million, up 51% year-over-year and up 22% quarter-over-quarter. The Q4 year-over-year increase was primarily driven by the inclusion of $96 million of Ruckus Wireless product revenue, following the acquisition in fiscal Q3 2016. This was partially offset by lower service provider sales and lower sales into the education market. For fiscal year 2016, IP Networking product revenue was $730 million, up 21% year-over-year, primarily due to the inclusion of five months of revenue from Ruckus Wireless, partially offset by lower service provider and U.S. federal sales.

•
In fiscal year 2016, Brocade’s full-year GAAP gross margin was 64.6%, down 290 basis points from fiscal year 2015. The gross margin decline was primarily due to a shift in product mix primarily from SAN to IP Networking, and the purchase accounting adjustment to inventory related to the Ruckus Wireless acquisition. Fiscal 2016 full-year GAAP operating margin was 13.1%, down 870 basis points, primarily due to lower gross margins, higher acquisition-related costs, and higher operating expenses primarily associated with Ruckus Wireless. GAAP diluted EPS in fiscal year 2016 was $0.51, down 35% from the prior year, due primarily to acquisition-related costs and higher operating expenses associated with Ruckus Wireless, partially offset by a favorable jurisdictional mix of earnings resulting in a lower effective tax rate.

•
In fiscal year 2016, Brocade’s full-year non-GAAP gross margin was 67.9%, down 50 basis points from fiscal year 2015. The non-GAAP gross margin decline was primarily due to a shift in product mix primarily from SAN to IP Networking. Fiscal 2016 full-year non-GAAP operating margin was 23.1%, down 320 basis points, primarily due to lower gross margin and higher operating expenses resulting from the acquisition of Ruckus Wireless. Non-GAAP diluted EPS in fiscal year 2016 was $1.04, up 3% from the prior year, due primarily to higher revenue and a favorable jurisdictional mix of earnings resulting in a lower effective tax rate, partially offset by higher operating expenses.

Board Declares Dividend

•
The Brocade Board of Directors has declared a quarterly cash dividend of $0.055 per share of the Company’s common stock. The dividend payment will be made on January 4, 2017 to shareholders of record at the close of market on December 12, 2016.

On November 2, 2016, Brocade announced that it had entered into a definitive agreement under which Brocade would be acquired by Broadcom Limited. In light of the pending acquisition, Brocade will not provide fiscal Q1 2017 guidance and will not hold a conference call to discuss these financial results.
Other Q4 2016 product, customer, and partner announcements are available at http://newsroom.brocade.com/.
Brocade (www.brocade.com)
130 Holger Way, San Jose, CA 95134
T. 408.333.8000 F. 408.333.8101

Financial Highlights and Additional Financial Information
Prior to fiscal Q4 2016, Brocade recognized revenue from sales to distributors on a “sell-through” basis after the distributor resold Brocade’s products to its end customers. Due to improvements made to Brocade’s systems and processes for capturing channel sales data, Brocade is now able to reliably estimate rebates, discounts, and sales returns. As a result, beginning in the fourth quarter of fiscal year 2016, Brocade began recognizing revenue to distributors on a “sell-in” basis at the time of shipment to the distributor. Accordingly, during the fourth quarter of fiscal year 2016, Brocade recorded corresponding adjustments to recognize revenue that would have been deferred under our previous revenue recognition model. The net effect was a $14.4 million increase in revenue, of which $6.3 million was attributable to the Ruckus Wireless business, $7.7 million was attributable to the remainder of the IP Networking business, and $0.4 million was attributable to the SAN business, and a $4.0 million increase in cost of revenues. These adjustments resulted in a net increase in GAAP and non-GAAP operating income of $10.4 million, representing a $0.02 increase in Q4 2016 fully diluted GAAP and non-GAAP EPS.

	Q4 2016	Q3 2016	Q4 2015
Routes to market as a % of total net revenues:
OEM revenues	58%	54%	62%
Channel/Direct revenues	42%	46%	38%

10% or greater customer revenues	12%	23%	29%
Geographic split as a % of total net revenues (1):
Domestic revenues	47%	52%	54%
International revenues	53%	48%	46%
Segment split as a % of total net revenues:
SAN product revenues	46%	48%	55%
IP Networking product revenues	39%	35%	29%
Global Services revenues	15%	17%	16%

SAN business revenues (2)	54%	57%	65%
IP Networking business revenues (2)	46%	43%	35%

Additional information:	Q4 2016		Q3 2016		Q4 2015
GAAP net income attributable to Brocade	$67	M	$10	M	$84	M
Non-GAAP net income attributable to Brocade	$134	M	$92	M	$108	M
GAAP operating income	$83	M	$21	M	$119	M
Non-GAAP operating income	$160	M	$115	M	$147	M
GAAP effective tax rate	1.6%		(20.8)%		23.6%
Non-GAAP effective tax rate	10.3%		14.2%		24.2%
Cash and cash equivalents	$1,257	M	$1,153	M	$1,441	M
Capital expenditures	$17	M	$17	M	$16	M
Cash provided by operations	$159	M	$28	M	$180	M
Days sales outstanding	39 days		43 days		36 days
Employees at end of period	5,960		5,948		4,640
SAN port shipments	0.9	M	0.9	M	1.0	M
Share repurchases	$—		$660.7	M	$31.1	M
Please see important note of explanation about the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.

(1)
Revenues are attributed to geographic areas based on product delivery location. Since some OEM partners take delivery of Brocade products domestically and then ship internationally to their end users, the percentage of international revenues based on end-user location would likely be higher.

(2)	SAN and IP Networking business revenues include hardware and software product, support, and services revenues.

Non-GAAP Financial Measures
To supplement financial information presented on a GAAP basis, Brocade provides information presented on a non-GAAP basis. These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP operating income, non-GAAP tax rate, non-GAAP net income, and non-GAAP EPS. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, financial information presented on a GAAP basis. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. The most directly comparable GAAP information and a reconciliation between the GAAP and non-GAAP amounts is provided in the tables at the end of this press release.

Management believes that the non-GAAP financial measures used in this press release allow management to gain a better understanding of Brocade’s comparative operating performance, both from period to period and relative to its competitors. These non-GAAP financial measures also help with the determination of Brocade’s baseline performance before gains, losses or charges that are considered by management to be outside of ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations and the allocation of resources.
Management believes these non-GAAP financial measures, when read in conjunction with Brocade’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of Brocade’s ongoing operating results;

•	the ability to make more meaningful comparisons of Brocade’s operating performance relative to its competitors;

•	the ability to better identify trends in Brocade’s underlying business and to perform related trend analyses; and

•	a better understanding of how management plans and measures Brocade’s underlying business.

In determining non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP operating income, non-GAAP tax rate, non-GAAP net income and non-GAAP EPS, management excludes certain gains or losses and benefits or costs that are the result of events that arise outside the ordinary course of Brocade’s continuing operations. Management believes that it is appropriate to evaluate Brocade’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include, but are not limited to: (i) impact to cost of revenues from purchase accounting adjustments to inventory; (ii) call premium cost and write-off of debt discount and debt issuance costs related to lenders that did not participate in Brocade’s debt refinancings; (iii) acquisition and integration costs; and (iv) restructuring and other related benefits.

Management also excludes the following non-cash charges in determining non-GAAP financial measures: (i) stock-based compensation expense; (ii) amortization of purchased intangible assets; and (iii) non-cash interest expense related to the convertible debt.

Management believes that the exclusion of stock-based compensation allows for more accurate comparisons of Brocade’s operating results to Brocade’s peer companies because of the varying use of valuation methodologies and subjective assumptions and the variety of award types. In addition, the exclusion of the expense associated with the amortization of acquisition-related intangible assets is appropriate because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and the exclusion of amortization expense allows comparisons of operating results that are consistent over time for Brocade’s newly acquired and long-held businesses. In connection with the convertible debt, under the relevant accounting guidance, a non-cash interest expense is recognized for the convertible debt as an imputed interest expense for the conversion feature. Management believes excluding the non-cash interest expense related to the convertible debt from its non-GAAP financial measures is useful for investors because the expense does not represent a cash outflow in the respective reporting periods and is not indicative of ongoing operating performance.

Finally, management believes that it is appropriate to exclude the tax effects of the items noted above and (i) tax charges and benefits related to unusual or infrequent intercompany transactions; (ii) tax charges or benefits that are a result of the implementation of infrequent restructuring plans; and (iii) tax charges resulting from the integration of intellectual property assets from acquisitions. Management believes that the exclusion of these items from its non-GAAP tax provision provides a more meaningful measure of Brocade’s operational performance of non-GAAP net income and non-GAAP EPS.

Limitations: These non-GAAP financial measures have limitations because they do not include all items of income and expense that impact the company. In addition, these non-GAAP financial measures may not be comparable to similar measurements reported by other companies. Management compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. Management also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure, and management encourages investors to review carefully those reconciliations.
Additional Information and Where to Find It
This communication is being made in respect of the proposed transaction involving Brocade Communications Systems, Inc. (“Brocade”) and Broadcom Limited (“Broadcom”). In connection with the proposed transaction, Brocade intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Brocade will mail the definitive proxy statement and a proxy card to each stockholder of Brocade entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BROCADE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT BROCADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BROCADE AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Brocade with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Brocade’s website (http://www.brcd.com) or by contacting Brocade’s Investor Relations at (408) 333-6208 or scoli@brocade.com.

Participants in the Solicitation
Brocade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Brocade’s stockholders with respect to the proposed transaction. Information about Brocade’s directors and executive officers and their ownership of Brocade’s common stock is set forth in Brocade’s proxy statement on Schedule 14A filed with the SEC on February 25, 2016, and Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, which was filed on December 22, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Forward-Looking Statements
This press release contains forward-looking statements including, but not limited to, statements regarding Brocade’s financial results, goals, plans, strategy, business outlook and prospects. These statements are based on current expectations as of the date of this presentation and involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly. The risks, uncertainties and assumptions include, but are not limited to: the effect on Brocade of increasing market competition and changes in the industry; Brocade’s ability to execute on its sales strategy and plans for future operations; the impact on Brocade of macroeconomic trends and events and changes in IT spending levels; Brocade’s ability to introduce and achieve market acceptance of new products and support offerings on a timely basis; risks associated with Brocade’s international operations; and integration and other risks associated with acquisitions, divestitures and strategic investments. The risks, uncertainties and assumptions also include, but are not limited to: the risk that the proposed acquisition by Broadcom may not be completed in a timely manner or at all, which may adversely affect Brocade’s business and the price of the common stock of Brocade; the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of Brocade and the receipt of certain governmental and regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed transaction on Brocade’s business relationships, operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; risks related to diverting management’s attention from Brocade’s ongoing business operations; the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction; and unexpected costs, charges or expenses resulting from the proposed transaction. Certain of these and other risks are set forth in more detail in Brocade’s Form 10-Q for the fiscal quarter ended July 30, 2016, and in Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015. Brocade expressly assumes no obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

About Brocade
Brocade (NASDAQ: BRCD) networking solutions help the world’s leading organizations turn their networks into platforms for business innovation. With solutions spanning public and private data centers to the network edge, Brocade is leading the industry in its transition to the New IP network infrastructures required for today’s era of digital business. (www.brocade.com)

Brocade and the B-wing symbol are registered trademarks of Brocade Communications Systems, Inc., in the United States and many other countries. Other brands, products, or service names mentioned herein may be trademarks of Brocade or others. Additional information about Brocade’s trademarks is available at: http://www.brocade.com/en/legal/brocade-Legal-intellectual-property/brocade-legal-trademarks.html.

© 2016 Brocade Communications Systems, Inc. All Rights Reserved.

BROCADE COMMUNICATIONS SYSTEMS, INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		For the Year Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
	(In thousands, except per share amounts)
Net revenues:
Product	$559,241	$494,720	$1,959,596	$1,902,401
Service	98,058	94,107	386,014	361,059
Total net revenues	657,299	588,827	2,345,610	2,263,460
Cost of revenues:
Product	192,364	155,734	657,161	587,515
Service	44,621	38,816	172,110	147,872
Total cost of revenues	236,985	194,550	829,271	735,387
Gross margin	420,314	394,277	1,516,339	1,528,073
Operating expenses:
Research and development	115,720	94,547	413,236	356,720
Sales and marketing	172,660	157,031	641,403	585,230
General and administrative	32,447	21,808	110,627	87,623
Amortization of intangible assets	8,359	902	15,661	2,556
Acquisition and integration costs	8,297	809	28,922	3,942
Restructuring and other related benefits	(37)	(41)	(603)	(678)
Total operating expenses	337,446	275,056	1,209,246	1,035,393
Income from operations	82,868	119,221	307,093	492,680
Interest expense	(16,045)	(9,824)	(49,327)	(55,578)
Interest and other income, net	955	1,095	4,272	1,949
Income before income tax	67,778	110,492	262,038	439,051
Income tax expense	1,077	26,104	48,111	98,689
Net income	$66,701	$84,388	$213,927	$340,362
Less: Net income attributable to noncontrolling interest	(112)	—	(112)	—
Net income attributable to Brocade Communications Systems, Inc.	$66,589	$84,388	$213,815	$340,362
Net income per share—basic attributable to Brocade Communications Systems, Inc. stockholders	$0.17	$0.20	$0.52	$0.81
Net income per share—diluted attributable to Brocade Communications Systems, Inc. stockholders	$0.16	$0.20	$0.51	$0.79
Shares used in per share calculation—basic	401,103	414,769	409,058	420,331
Shares used in per share calculation—diluted	410,123	422,315	417,093	430,556

Cash dividends declared per share	$0.055	$0.045	$0.20	$0.16

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended		For the Year Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
	(In thousands)
Net income	$66,701	$84,388	$213,927	$340,362
Other comprehensive income and loss, net of tax:
Unrealized gains (losses) on cash flow hedges:
Change in unrealized gains and losses	(918)	(1,055)	(1,953)	(3,387)
Net gains and losses reclassified into earnings	790	1,211	2,621	3,755
Net unrealized gains (losses) on cash flow hedges	(128)	156	668	368
Foreign currency translation adjustments	(1,319)	(775)	(3,079)	(6,556)
Total other comprehensive loss	(1,447)	(619)	(2,411)	(6,188)
Total comprehensive income	65,254	83,769	211,516	334,174
Less: Net income attributable to noncontrolling interest	(112)	—	(112)	—
Less: Total other comprehensive loss attributable to noncontrolling interest	35	—	35	—
Total comprehensive income attributable to Brocade Communications Systems, Inc.	$65,177	$83,769	$211,439	$334,174

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	October 29, 2016	October 31, 2015
	(In thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$1,257,075	$1,440,882
Accounts receivable, net of allowances for doubtful accounts of $3,660 and $1,838 as of October 29, 2016, and October 31, 2015, respectively	284,344	235,883
Inventories	69,355	40,524
Deferred tax assets	—	78,675
Prepaid expenses and other current assets	64,401	56,235
Total current assets	1,675,175	1,852,199
Property and equipment, net	455,326	439,224
Goodwill	2,295,184	1,617,161
Core/developed technology intangible assets, net	248,938	30,925
Other intangible assets, net	200,840	44,698
Non-current deferred tax assets	8,114	813
Other assets	53,777	51,133
Total assets	$4,937,354	$4,036,153
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$128,685	$98,143
Accrued employee compensation	154,165	142,075
Deferred revenue	221,940	244,622
Current portion of long-term debt	76,692	298
Other accrued liabilities	113,170	77,226
Total current liabilities	694,652	562,364
Long-term debt, net of current portion	1,502,063	793,779
Non-current deferred revenue	90,051	72,065
Non-current income tax liability	102,100	47,010
Non-current deferred tax liabilities	—	24,024
Other non-current liabilities	5,370	3,376
Total liabilities	2,394,236	1,502,618
Commitments and contingencies
Stockholders’ equity:
Brocade stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 800,000 shares authorized:
Issued and outstanding: 401,748 and 413,923 shares as of October 29, 2016, and October 31, 2015, respectively	402	414
Additional paid-in capital	1,512,273	1,632,984
Accumulated other comprehensive loss	(27,413)	(25,002)
Retained earnings	1,055,194	925,139
Total Brocade stockholders’ equity	2,540,456	2,533,535
Noncontrolling interest	$2,662	$—
Total stockholders’ equity	$2,543,118	$2,533,535
Total liabilities and stockholders’ equity	$4,937,354	$4,036,153

BROCADE COMMUNICATIONS SYSTEMS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Year Ended
	October 29, 2016	October 31, 2015
	(In thousands)
Cash flows from operating activities:
Net income	$213,927	$340,362
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefits from stock-based compensation	(7,182)	(48,943)
Depreciation and amortization	124,346	84,807
Loss on disposal of property and equipment	607	3,163
Amortization of debt issuance costs and debt discount	18,875	13,715
Write-off of debt discount and debt issuance costs related to lenders that did not participate in refinancing	—	4,808
Net gain on sale of investments	(122)	—
Provision for doubtful accounts receivable and sales allowances	2,234	5,173
Non-cash purchase accounting adjustments to inventory	30,565	—
Non-cash stock-based compensation expense	126,335	88,528
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(9,355)	(15,989)
Inventories	3,638	(1,805)
Prepaid expenses and other assets	12,827	(15,844)
Deferred tax assets	(6,108)	234
Accounts payable	15,819	107
Accrued employee compensation	(43,687)	(59,703)
Deferred revenue	(27,984)	1,345
Other accrued liabilities	(40,904)	50,366
Restructuring liabilities	(1,434)	(2,825)
Net cash provided by operating activities	412,397	447,499
Cash flows from investing activities:
Purchases of non-marketable equity and debt investments	(2,410)	(2,150)
Proceeds from sale of non-marketable equity investments	—	1,489
Proceeds from maturities and sale of short-term investments	150,323	—
Purchases of property and equipment	(77,049)	(68,743)
Purchase of intangible assets	—	(7,750)
Net cash paid in connection with acquisitions	(564,888)	(95,452)
Proceeds from collection of note receivable	250	250
Net cash used in investing activities	(493,774)	(172,356)

BROCADE COMMUNICATIONS SYSTEMS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS—Continued (Unaudited)

	For the Year Ended
	October 29, 2016	October 31, 2015
	(In thousands)
Cash flows from financing activities:
Payment of principal related to senior secured notes	—	(300,000)
Payment of principal related to the term loan	(20,000)	—
Payment of debt issuance costs	(1,154)	(1,718)
Payment of principal related to capital leases	(298)	(1,818)
Common stock repurchases	(841,562)	(343,686)
Proceeds from issuance of common stock	49,491	51,376
Payment of cash dividends to stockholders	(83,760)	(67,470)
Proceeds from term loan	787,255	—
Proceeds from convertible notes	—	565,656
Purchase of convertible note hedge	—	(86,135)
Proceeds from issuance of warrants	—	51,175
Proceeds from noncontrolling interest	2,550	—
Excess tax benefits from stock-based compensation	7,182	48,943
Net cash used in financing activities	(100,296)	(83,677)
Effect of exchange rate fluctuations on cash and cash equivalents	(2,134)	(5,601)
Net increase (decrease) in cash and cash equivalents	(183,807)	185,865
Cash and cash equivalents, beginning of year	1,440,882	1,255,017
Cash and cash equivalents, end of year	$1,257,075	$1,440,882

BROCADE COMMUNICATIONS SYSTEMS, INC. RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended
	October 29, 2016	July 30, 2016	October 31, 2015
	(In thousands, except per share amounts)
Non-GAAP adjustments
Stock-based compensation expense included in cost of revenues	$4,481	$5,965	$3,189
Amortization of intangible assets expense included in cost of revenues	13,518	8,922	2,598
Purchase accounting adjustment to inventory	9,790	20,775	—
Total gross margin impact from non-GAAP adjustments	27,789	35,662	5,787

Stock-based compensation expense included in research and development	9,493	9,206	5,475
Stock-based compensation expense included in sales and marketing	13,471	17,756	10,689
Stock-based compensation expense included in general and administrative	10,085	11,716	4,581
Amortization of intangible assets expense included in operating expenses	8,359	5,498	902
Acquisition and integration costs	8,297	14,868	809
Restructuring and other related benefits	(37)	—	(41)
Total operating income impact from non-GAAP adjustments	77,457	94,706	28,202

Convertible debt interest	3,919	3,871	3,730
Effects of certain intercompany transactions on the tax provision	6,759	7,436	—
Income tax effect of non-GAAP adjustments	(21,104)	(24,506)	(8,363)
Total net income impact from non-GAAP adjustments	$67,031	$81,507	$23,569

Gross margin reconciliation
GAAP gross margin	$420,314	$356,899	$394,277
Total gross margin impact from non-GAAP adjustments	27,789	35,662	5,787
Non-GAAP gross margin	$448,103	$392,561	$400,064
GAAP gross margin, as a percent of total net revenues	63.9%	60.4%	67.0%
Non-GAAP gross margin, as a percent of total net revenues	68.2%	66.5%	67.9%

Operating income reconciliation
GAAP operating income	$82,868	$20,594	$119,221
Total operating income impact from non-GAAP adjustments	77,457	94,706	28,202
Non-GAAP operating income	$160,325	$115,300	$147,423
GAAP operating income, as a percent of total net revenues	12.6%	3.5%	20.2%
Non-GAAP operating income, as a percent of total net revenues	24.4%	19.5%	25.0%
BROCADE COMMUNICATIONS SYSTEMS, INC. RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES—Continued (Unaudited)

	Three Months Ended
	October 29, 2016	July 30, 2016	October 31, 2015
	(In thousands, except per share amounts)
Net income and net income per share attributable to Brocade reconciliation
Net income attributable to Brocade on a GAAP basis	$66,589	$10,495	$84,388
Total net income impact from non-GAAP adjustments	67,031	81,507	23,569
Non-GAAP net income attributable to Brocade	$133,620	$92,002	$107,957

GAAP net income per share—basic attributable to Brocade	$0.17	$0.02	$0.20
Total impact on net income per share—basic from non-GAAP adjustments	0.16	0.20	0.06
Non-GAAP net income per share—basic attributable to Brocade	$0.33	$0.22	$0.26

GAAP net income per share—diluted attributable to Brocade	$0.16	$0.02	$0.20
Total impact on net income per share—diluted from non-GAAP adjustments	0.17	0.19	0.06
Non-GAAP net income per share—diluted attributable to Brocade	$0.33	$0.21	$0.26

Shares used in non-GAAP per share calculation—basic	401,103	426,671	414,769
Shares used in non-GAAP per share calculation—diluted	410,123	434,416	422,315

Effective tax rate reconciliation
GAAP income before income tax	$67,778	$8,689	$110,492
Total operating income impact from non-GAAP adjustments	77,457	94,706	28,202
Convertible debt interest	3,919	3,871	3,730
Non-GAAP income before income tax	$149,154	$107,266	$142,424

GAAP income tax expense (benefit)	$1,077	$(1,806)	$26,104
Effects of certain intercompany transactions on the tax provision	(6,759)	(7,436)	—
Income tax effect of non-GAAP adjustments	21,104	24,506	8,363
Non-GAAP income tax expense	$15,422	$15,264	$34,467

GAAP income before income tax	$67,778	$8,689	$110,492
GAAP income tax expense (benefit)	$1,077	$(1,806)	$26,104
GAAP effective tax rate	1.6%	(20.8)%	23.6%

Non-GAAP income before income tax	$149,154	$107,266	$142,424
Non-GAAP Income tax expense	$15,422	$15,264	$34,467
Non-GAAP effective tax rate	10.3%	14.2%	24.2%

BROCADE COMMUNICATIONS SYSTEMS, INC. RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES (Unaudited)

	For the Year Ended
	October 29, 2016	October 31, 2015
	(In thousands, except per share amounts)
Non-GAAP adjustments
Stock-based compensation expense included in cost of revenues	$16,882	$12,946
Amortization of intangible assets expense included in cost of revenues	28,787	7,641
Purchase accounting adjustment to inventory	30,565	—
Total gross margin impact from non-GAAP adjustments	76,234	20,587

Stock-based compensation expense included in research and development	29,298	18,714
Stock-based compensation expense included in sales and marketing	53,357	38,340
Stock-based compensation expense included in general and administrative	31,469	18,528
Amortization of intangible assets expense included in operating expenses	15,661	2,556
Acquisition and integration costs	28,922	3,942
Restructuring and other related benefits	(603)	(678)
Total operating income impact from non-GAAP adjustments	234,338	101,989

Call premium cost and write-off of debt discount and debt issuance costs related to lenders that did not participate in refinancing	—	15,122
Convertible debt interest	15,390	11,731
Effects of certain intercompany transactions on the tax provision	27,865	—
Income tax effect of non-GAAP adjustments	(57,709)	(33,179)
Total net income impact from non-GAAP adjustments	$219,884	$95,663

Gross margin reconciliation
GAAP gross margin	$1,516,339	$1,528,073
Total gross margin impact from non-GAAP adjustments	76,234	20,587
Non-GAAP gross margin	$1,592,573	$1,548,660
GAAP gross margin, as a percent of total net revenues	64.6%	67.5%
Non-GAAP gross margin, as a percent of total net revenues	67.9%	68.4%

Operating income reconciliation
GAAP operating income	$307,093	$492,680
Total operating income impact from non-GAAP adjustments	234,338	101,989
Non-GAAP operating income	$541,431	$594,669
GAAP operating income, as a percent of total net revenues	13.1%	21.8%
Non-GAAP operating income, as a percent of total net revenues	23.1%	26.3%

BROCADE COMMUNICATIONS SYSTEMS, INC. RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES—Continued (Unaudited)

	For the Year Ended
	October 29, 2016	October 31, 2015
	(In thousands, except per share amounts)
Net income and net income per share attributable to Brocade reconciliation
Net income attributable to Brocade on a GAAP basis	$213,815	$340,362
Total net income impact from non-GAAP adjustments	219,884	95,663
Non-GAAP net income attributable to Brocade	$433,699	$436,025

GAAP net income per share—basic attributable to Brocade	$0.52	$0.81
Total impact on net income per share—basic from non-GAAP adjustments	0.54	0.23
Non-GAAP net income per share—basic attributable to Brocade	$1.06	$1.04

GAAP net income per share—diluted attributable to Brocade	$0.51	$0.79
Total impact on net income per share—diluted from non-GAAP adjustments	0.53	0.22
Non-GAAP net income per share—diluted attributable to Brocade	$1.04	$1.01

Shares used in non-GAAP per share calculation—basic	409,058	420,331
Shares used in non-GAAP per share calculation—diluted	417,093	430,556

Effective tax rate reconciliation
GAAP income before income tax	$262,038	$439,051
Total operating income impact from non-GAAP adjustments	234,338	101,989
Call premium cost and write-off of debt discount and debt issuance costs related to lenders that did not participate in refinancing	—	15,122
Convertible debt interest	15,390	11,731
Non-GAAP income before income tax	$511,766	$567,893

GAAP income tax expense	$48,111	$98,689
Effects of certain intercompany transactions on the tax provision	(27,865)	—
Income tax effect of non-GAAP adjustments	57,709	33,179
Non-GAAP income tax expense	$77,955	$131,868

GAAP income before income tax	$262,038	$439,051
GAAP income tax expense	$48,111	$98,689
GAAP effective tax rate	18.4%	22.5%

Non-GAAP income before income tax	$511,766	$567,893
Non-GAAP Income tax expense	$77,955	$131,868
Non-GAAP effective tax rate	15.2%	23.2%